EXHIBIT 10.25

                         Waiver of Event of Default and
               Agreement Regarding the Demand and Payment of Fees

       This Waiver of Event of Default and Agreement Regarding Payment of and Demand of Fees (this "Agreement") is made by NPO Management LLC ("NPO"), as follows:

       1. Reference is made to that certain Asset Servicing Agreement dated as of March 27, 1996 (the "Servicing Agreement") by and among DVL, Inc. ("DVL"), Professional Service Corporation ("PSC"), KM Realty Corporation ("KMR") and NPO. DVL, PSC and KMR are sometimes collectively referred to herein as the "Companies". Capitalized terms which are not otherwise defined herein shall have the meanings assigned to them in the Servicing Agreement.

       2. Section 9 of the Servicing Agreement imposes limitations on the amount of Servicing Fees (excluding any accrued and unpaid interest thereon) which may be deferred by DVL (the "Limitations"). NPO acknowledges that the amount of deferred Servicing Fees has exceeded the operative Limitation since mid-1997. Furthermore, DVL has advised NPO that, the amount of deferred Servicing Fees may continue, through December 31, 2000, to exceed the Limitations which are currently operative, or which are scheduled to become operative. The deferral of Servicing Fees in excess of the Limitations constitutes an Event of Default under Section 15(a)(ii)(b). The Companies have requested that NPO waive this Event of Default, defer the payment of the Servicing Fee and loan to or pay on behalf of DVL certain obligations of DVL, in order to accommodate DVL in its continuing efforts to improve its financial situation. Therefore, for the sum of $3,500 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NPO consents and agrees to the following:

                (a) NPO hereby waives any Event of Default which may have existed under Section 15(a)(ii)(b) of the Servicing Agreement during the period from January 1, 2000 to the dates of this Agreement, and which may exist under said Section 15(a)(ii)(b) during the period from the date hereof through December 31, 2000, solely by virtue of the deferral of any Servicing Fees in excess of the Limitations.

                (b) NPO hereby agrees that it will not demand payment by DVL of any Servicing Fees which may be due and owing to NPO as of the date of this Agreement and/or which NPO may be entitled to receive for the period from the date of this Agreement through December 31, 2000 until the earlier to occur of
(i) January 1, 2001 or (ii) the time that DVL obtains cash in excess of that required by DVL in order for it to fund its operations through January 1, 2001.

                (c) Notwithstanding anything to the contrary contained herein, the terms of this Agreement shall not affect any other rights of NPO under the Servicing Agreement, or under any other agreement it has with DVL, including but not limited to the right to receive payment of all deferred Servicing Fees, and interest thereon computed pursuant to Section 9(a) of the Servicing Agreement, which are currently outstanding or which may become outstanding during the period from the date hereof through December 31, 2000.

       3. This Agreement by NPO, may be signed in counterpart. All such executed counterparts taken together shall be deemed an original.

       IN WITNESS WHEREOF, the undersigned has executed this Waiver on the 21st day of March, 2000.

                                    NPO MANAGEMENT LLC

                                    By:  Pembroke Companies, Inc., its member


                                    By: /s/ Lawrence J. Cohen
                                       -----------------------------------------
                                            Lawrence J. Cohen, President

                                    By:  Omni Partnership Capital I, Inc., its
                                         Member

                                    By: /s/ Jay Chazanoff
                                       -----------------------------------------
                                                    Jay Chazanoff